                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        AAVID THERMAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        AAVID THERMAL TECHNOLOGIES, INC.
                                ONE EAGLE SQUARE
                          CONCORD, NEW HAMPSHIRE 03301
                                 (603) 224-1117

                                                                    May 12, 1997

Dear Stockholder:

     You are cordially invited to attend the Company's 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M. on Friday, June 20, 1997 at the offices of Arthur Andersen LLP, 225 Franklin Street, Boston, Massachusetts 02110.

     At the Annual Meeting, you will be asked to: (i) elect nine directors of the Company; and (ii) approve an amendment to the Company's 1994 Stock Option Plan which would increase the number of shares available for grant thereunder. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting; however, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,

                                          Ronald F. Borelli
                                          Chairman of the Board of Directors

                        AAVID THERMAL TECHNOLOGIES, INC.
                                ONE EAGLE SQUARE
                          CONCORD, NEW HAMPSHIRE 03301
                         ------------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

                                                          Concord, New Hampshire
                                                         May 12, 1997

To the Stockholders of
Aavid Thermal Technologies, Inc.

     Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Aavid Thermal Technologies, Inc. (the "Company") will be held on Friday, June 20, 1997 at 10:00 A.M. at the offices of Arthur Andersen LLP, 225 Franklin Street, Boston, Massachusetts 02110 for the following purposes:

          (1) To elect nine directors to serve for the ensuing year;

          (2) To consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares which may be granted thereunder; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 9, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 is enclosed.

     All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          By Order of the Board of Directors

                                          John W. Mitchell
                                          Secretary

                        AAVID THERMAL TECHNOLOGIES, INC.
                                ONE EAGLE SQUARE
                          CONCORD, NEW HAMPSHIRE 03301

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement and the accompanying proxy are being furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of Aavid Thermal Technologies, Inc. (the "Company" or "Aavid") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 20, 1997, or at any adjournment thereof, pursuant to the accompanying Notice of 1997 Annual Meeting of Stockholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of 1997 Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the Annual Meeting. This Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 1996, including financial statements, are first being mailed or delivered to stockholders of the Company on or about May 12, 1997.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Common Stock and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of the Common Stock at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR all nominees for director in accordance with Proposal No. 1, to approve Proposal No. 2 and in accordance with the proxies' best judgment on any other matters which may properly come before the Annual Meeting. Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.)

                      VOTING RIGHTS AND VOTING SECURITIES

VOTING AT THE ANNUAL MEETING

     The Board of Directors has fixed the close of business on May 9, 1997 (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any and all adjournments thereof. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on each of the matters to be presented at the Annual Meeting. The Common Stock is the only class of outstanding voting securities of the Company. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock, represented in person or by proxy, at the Annual Meeting is required to approve Proposal 1. The affirmative vote of the holders of a majority of the outstanding Common Stock, represented in person or by proxy, is required to approve Proposal 2.

     Abstentions and "broker non-votes" will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of "broker non-votes" on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of The New York Stock Exchange. The effect of "broker non-votes" on the specific items to be brought before the Annual Meeting is discussed under each item.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 3, 1997 (except as otherwise noted in the footnotes), by (i) all persons known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors, nominees for director and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                              AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP OF      PERCENT OF
                 NAME OF BENEFICIAL OWNER                        COMMON STOCK(1)         COMMON STOCK
-----------------------------------------------------------  -----------------------     ------------
Alan F. Beane(2)...........................................          1,521,000               18.7%
Oak Investment Partners V, Limited Partnership(3)..........          1,451,348               21.9
Oak V Affiliates Fund, Limited Partnership(3)..............          1,451,348               21.9
Arnhold and S. Bleichroeder, Inc.(4).......................            614,294                9.3
Rice Mezzanine Lenders, L.P.(5)............................            611,456                8.6
Ronald F. Borelli(6).......................................            330,250                4.7
Edward F. Glassmeyer(7)....................................          1,518,848               22.7
M. William Macey, Jr.(8)(9)................................            230,520                3.5
Douglas L. Newhouse(8).....................................            214,586                3.2
William L. Selden(8).......................................            317,634                4.8
David R.A. Steadman(10)....................................             57,732              *
Bharatan R. Patel(11)......................................            326,391                4.9
Charles A. Dickinson.......................................                 --                 --
John W. Mitchell(12).......................................             73,143                1.1
George P. Dannecker(13)....................................             64,372              *
All directors, director nominees and executive officers as
  a group (17 persons)(14).................................          4,749,325               53.5%

---------------
  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

 (2) Consists of shares of Common Stock issuable upon exercise of options and 3,000 shares of Common Stock held by Mr. Beane's children. Mr. Beane's address is c/o the Company, One Kool Path, Laconia, NH 03247.

 (3) Consists of 1,419,421 shares of Common Stock owned by Oak Investment Partners V, Limited Partnership ("Oak V") and 31,927 shares of Common Stock owned by Oak V Affiliates Fund, Limited Partnership ("Oak V Affiliates"). Each partnership may be deemed to beneficially own each other's shares because the general partners of each partnership are affiliated. Each partnership disclaims beneficial ownership of the other's shares. Does not include shares of Common Stock issuable to Mr. Glassmeyer, a director of the Company and a general partner of Oak V and Oak V Affiliates, upon exercise of options. See footnote 7 below. The partnerships' addresses are One Gorham Island, Westport, CT 06880.

 (4) Includes 455,031 shares and 159,263 shares of Common Stock owned by First Eagle Fund of America, Inc. and First Eagle Fund N.V. (collectively, the "Funds"), respectively. Pursuant to its advisory agreement with each Fund, Arnhold and S. Bleichroeder, Inc. ("A&SB") serves as investment adviser to each Fund and possesses sole investment and voting power with respect to all such shares. A&SB disclaims the existence of a "group" between itself and each Fund for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Each Fund has the right to receive the dividends from, and the proceeds from the sale of, the securities held in such Fund. A&SB's address is 45 Broadway, New York, New York 10006.

 (5) Includes 495,000 shares of Common Stock issuable upon exercise of a warrant, 2,000 shares held by Jeffrey A. Toole and 700 shares held by Jeffrey Sangalis, each a partner of the partnership. The partnership's address is c/o Rice Sangalis Toole & Wilson, 5847 San Felipe, Suite 4350, Houston, Texas 77057.

 (6) Includes 326,250 shares of Common Stock issuable upon the exercise of options, including 196,875 shares issuable upon the exercise of options which are not exercisable within 60 days of March 3, 1997.

 (7) Consists of 1,419,421 shares of Common Stock owned by Oak V, 31,927 shares of Common Stock owned by Oak V Affiliates and 67,500 shares of Common Stock issuable upon the exercise of options. Mr. Glassmeyer is a general partner of the general partners of Oak V and Oak V Affiliates and possesses investment and voting power with respect to all such shares. Mr. Glassmeyer disclaims beneficial ownership of the shares of Common Stock owned by Oak V and Oak V Affiliates other than the shares attributable to his general and limited partnership interests therein. See footnote 3 above.

 (8) Includes 12,500 shares of Common Stock issuable upon the exercise of options. The address of Messrs. Macey, Newhouse and Selden is c/o Sterling Ventures Limited, 276 Post Road West, Westport, CT 06880-4703.

 (9) Includes 15,928 shares of Common Stock owned by an estate of which Mr. Macey is executor. As executor, Mr. Macey possesses investment and voting power with respect to such shares. Mr. Macey disclaims beneficial ownership of the estate's shares.

(10) Includes 56,732 shares of Common Stock issuable upon the exercise of options, including 21,491 shares issuable upon the exercise of options which are not exercisable within 60 days of March 3, 1997.

(11) Includes 70,000 shares of Common Stock issuable upon the exercise of options, including 52,500 shares issuable upon the exercise of options which are not exercisable within 60 days of March 3, 1997.

(12) Includes 71,143 shares of Common Stock issuable upon the exercise of options, including 36,288 shares issuable upon the exercise of options which are not exercisable within 60 days of March 3, 1997.

(13) Includes 600 shares of Common Stock held by Mr. Dannecker's children and 63,772 shares of Common Stock issuable upon the exercise of options, including 1,856 shares issuable upon the exercise of options which are not exercisable within 60 days of March 3, 1997.

(14) Includes 1,419,421 shares of Common Stock owned by Oak V, 31,927 shares of Common Stock owned by Oak V Affiliates, 15,928 shares of Common Stock owned by an estate of which Mr. Macey is executor and 2,245,099 shares of Common Stock issuable upon the exercise of options, including 338,337 shares issuable upon the exercise of options which are not exercisable within 60 days of March 3, 1997. Does not include shares of Common Stock beneficially owned by D. Max Henderson, the former President and Chief Operating Officer of Aavid Engineering, Inc., the Company's thermal management products subsidiary ("Aavid Engineering").

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, executive officers and stockholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of Section 16 reports received by the Company from Reporting Persons and written representations from the Company's executive officers and directors, the Company believes that no Reporting Person has failed to file a Section 16 report on a timely basis during the most recent fiscal year other than (i) Alan F. Beane, a director of the Company, who filed a Form 4 late with respect to two transactions, and (ii) George P. Dannecker, the Vice President -- Marketing and Sales of Aavid Engineering, who filed a Form 4 late with respect to one transaction. M. William Macey, Jr., Douglas L. Newhouse and William L. Selden, each a director of the Company, Ferit Hassan Boysan, the Managing Director -- Fluent Europe Operations, Henry M. Caira, the Vice President-Quality and Customer Assurance of Aavid Engineering, and Edward F. Goucher, the Vice President-Materials of Aavid Engineering, each failed to file a Form 5 with respect to one transaction that should have been reported during the Company's last fiscal year on a Form 4 but was not so reported. Edward F. Glassmeyer, a director of the Company, failed to file a Form 5 with respect to several transactions that should have been reported during the Company's last fiscal year on Form 4s but were not so reported.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of eight members. At the Annual Meeting, nine directors are to be elected to serve for a term of one year and until their respective successors are elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the Company's nominees for director, who are listed below, unless the proxy is marked to indicate that such authorization is expressly withheld. Each of the nominees listed below, other than Mr. Dickinson, is currently a director of the Company. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not anticipate), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named. APPROVAL OF PROPOSAL 1 TO ELECT NINE DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE COMMON STOCK, REPRESENTED IN PERSON OR BY PROXY, AT THE ANNUAL MEETING.

     The following table sets forth the names of each of the Company's nominees for director, their ages, the year in which each first became a director of the Company and their principal occupations during the past five years:

                                  YEAR
                                 FIRST
                                 BECAME                  PRINCIPAL OCCUPATIONS
        NOMINEE           AGE   DIRECTOR               DURING THE PAST FIVE YEARS
------------------------  ---   --------  ----------------------------------------------------
Alan F. Beane...........   48     1985    Alan F. Beane is Chairman of Materials Innovation,
                                          Inc.; from December 1990 through mid-October 1996,
                                          Chief Executive Officer and, starting in December
                                          1994, President of the Company; from 1985 through
                                          October 1993, Chairman of the Board of Directors,
                                          and acting Chief Executive Officer from 1985 through
                                          1987; from 1978 until 1990, part-time chairman of
                                          Kenex, Inc., a small printed circuit engineering
                                          company, which he co-founded in 1978; from 1976 to
                                          1985, managing general partner of Dana S. Beane &
                                          Company, C.P.A.'s.
Ronald F. Borelli.......   60     1993    Ronald F. Borelli became Chairman of the Board,
                                          President and Chief Executive Officer of the Company
                                          on October 15, 1996; president, chief executive
                                          officer and a director of Spectra, Inc., a hot melt
                                          ink jet company focusing on color printers, from
                                          March 1989 to October 1996; from 1982 to March 1989
                                          a senior vice president of SCI Systems; prior
                                          thereto he spent 20 years at Honeywell.
Charles A. Dickinson....   73      --     Mr. Dickinson has twice served as chairman of the
                                          board of Solectron Corporation, from 1986 to 1990
                                          and from 1993 to 1996 where he has been a director
                                          since 1984; from 1991 until February 1996, he was
                                          responsible for establishing Solectron Europe. Mr.
                                          Dickinson has held various management positions in
                                          manufacturing and technology companies. From 1986
                                          until 1990 he served as chief executive officer and
                                          chairman of Vermont Microsystems; prior thereto he
                                          was chief executive officer and president of
                                          Dataproducts Corporation, having been promoted from
                                          vice president of operations, a position he had held
                                          since 1978.
Edward F. Glassmeyer....   55     1993    Mr. Glassmeyer is a general partner and co-founder
                                          of Oak Investment Partners, a venture capital firm.
M. William Macey, Jr....   43     1993    Mr. Macey is a partner and co-founder of Sterling
                                          Ventures Limited ("Sterling"), a company formed in
                                          1991 to sponsor private equity investments; managing
                                          director of Asian Oceanic Group, an international
                                          merchant bank headquartered in Hong Kong, from 1990
                                          to 1991; previously a managing director in the
                                          mergers and acquisitions group of Smith Barney,
                                          Harris Upham & Co.
Douglas L. Newhouse.....   43     1993    Mr. Newhouse is a partner and co-founder of
                                          Sterling; prior to co-founding Sterling in 1991,
                                          president of Middex Capital Corp., which specialized
                                          in the acquisition of middle market companies, from
                                          1990 to 1991; prior to his employment with Middex, a
                                          senior vice president in the corporate finance
                                          department of Lehman Brothers, Inc. ("Lehman
                                          Brothers").

                                  YEAR
                                 FIRST
                                 BECAME                  PRINCIPAL OCCUPATIONS
        NOMINEE           AGE   DIRECTOR               DURING THE PAST FIVE YEARS
------------------------  ---   --------  ----------------------------------------------------
Bharatan R. Patel.......   48     1996    Mr. Patel has been the President and Chief Executive
                                          Officer of Fluent, Inc., a subsidiary of the Company
                                          ("Fluent"), since 1988, when Fluent was formed as a
                                          subsidiary of Creare Inc. ("Creare"), an engineering
                                          consulting firm; various capacities at Creare since
                                          1976, including principal engineer and vice
                                          president, and established the Fluent division upon
                                          its formation in 1983; senior engineer from 1971 to
                                          1976 in the Power Systems Group of Westinghouse
                                          Electric Corporation.
William L. Selden.......   49     1993    Mr. Selden is a partner and co-founder of Sterling;
                                          prior to co-founding Sterling in 1991, a managing
                                          director of Lehman Brothers, where he was head of
                                          its Real Estate Merchant Banking Group for three
                                          years; Chairman of the Board of Directors from
                                          October 1993 to February 1995.
David R. A. Steadman....   59     1994    Mr. Steadman served as Chairman of the Board from
                                          February 1995 until October 1996; Chairman of
                                          Brookwood Companies Incorporated, a textile
                                          converter, dyer and finisher, chairman of Technology
                                          Service Group, Inc., a manufacturer of coin-operated
                                          telephones, and president of Atlantic Management
                                          Associates, Inc., a management services and invest-
                                          ment group; from July 1990 to March 1994, chairman
                                          and chief executive officer of Integra-A Hotel and
                                          Restaurant Company; chairman and chief executive
                                          officer of GCA Corporation from 1987 to July 1990;
                                          from 1975 to 1978 and 1980 to 1987, various
                                          positions within the Raytheon Company; from 1978 to
                                          1980 Mr. Steadman served as chairman of a group of
                                          subsidiaries of EMI Ltd. in the United Kingdom,
                                          Australia and the United States.

     All directors of the Company are elected by the stockholders for a one-year term and hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. There are no family relationships among the directors and executive officers of the Company.

OTHER DIRECTORSHIPS

     Mr. Glassmeyer currently serves as a director of Programmer's Paradise, Inc., a worldwide direct marketing company specializing in providing technical software and services to the software development community, and several private companies in which one of Oak Investment Partners' partnerships is an investor.

     Mr. Selden currently serves as chairman of the board of directors of American Buildings Company, a manufacturer of metal building systems ("American Buildings"). Mr. Newhouse also serves as a director of American Buildings.

     Mr. Steadman currently serves as a director of Vitronics Corporation, Wahlco Environmental Systems, Inc., and Kurzweil Applied Intelligence, Inc.

     Mr. Dickinson currently serves as a director of Solectron Corporation and Trident Microsystems, Inc.

BOARD COMMITTEES

     The Company's Board of Directors has a Compensation Committee, MII Committee, Stock Plans Committee and an Audit Committee but does not have a nominating committee. The members of each committee are appointed by the Board of Directors.

     Compensation Committee. The Compensation Committee reviews and approves overall policy with respect to compensation matters, including such matters as compensation plans for employees and employment agreements and compensation for executive officers. The Compensation Committee currently consists of Messrs. Steadman, Glassmeyer and Newhouse. The Compensation Committee met seven times during 1996.

     MII Committee. The MII Committee, whose members are Messrs. Borelli, Macey and Steadman, oversees the Company's relationship with Materials Innovation, Inc. ("MII"). See "Certain Relationships and Related Transactions -- Aavid Acquisition." The MII Committee met six times during 1996.

     Stock Plans Committee. The Stock Plans Committee, whose members are Messrs. Borelli, Glassmeyer, Macey and Newhouse, administers the Company's stock plans. The Stock Plans Committee met six times during 1996.

     Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for: (i) reviewing the scope and results of the audit; (ii) reviewing the Company's financial condition and results of operations with management; (iii) considering the adequacy of the internal accounting and control procedures of the Company; and
(iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. Messrs. Glassmeyer and Macey serve as members of the Audit Committee. The Audit Committee met six times during 1996.

MEETINGS OF THE BOARD OF DIRECTORS

     The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed through various reports and documents sent to them, through operating and financial reports routinely presented at Board and committee meetings by the Chairman and other officers, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending Board meetings, but also through personal meetings and other communications, including considerable telephone contact, with the Chairman of the Board and others regarding matters of interest and concern to the Company.

     During the fiscal year ended December 31, 1996, the Company's Board of Directors held six formal meetings and acted by unanimous written consent in lieu of a meeting on one occasion. Each director attended at least 75% of the meetings of the Board of Directors held during 1996 when he was a director and of all committees of the Board of Directors in which he served during 1996.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company (other than Messrs. Glassmeyer, Macey, Newhouse and Selden) receives an annual fee of $10,000 and $500 for each Board of Directors and committee meeting attended. All directors are reimbursed for all reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board of Directors. In addition, directors who are not employees of the Company are compensated through stock options under the Directors' Plan. Messrs. Macey, Newhouse and Selden are officers, directors and the sole stockholders of Sterling, which receives an annual management fee from the Company. See "Certain Relationships and Related Transactions -- Aavid Acquisition."

     The Company has adopted the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan") to promote the Company's interests by attracting and retaining highly skilled, experienced and knowledgeable non-employee directors. An aggregate of 100,000 shares of Common Stock have been reserved for issuance under the Directors' Plan. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Directors' Plan provides for an automatic grant of an option to purchase 10,000 shares of Common Stock effective upon initial election or appointment to the Board of Directors of a non-employee director and an automatic grant of an option to purchase an additional 2,500 shares of Common Stock on each anniversary of the date of his or her election or appointment to the Board of Directors. In addition, the Directors' Plan provided for the automatic grant to each of Messrs. Borelli, Glassmeyer, Macey, Newhouse and Selden of: (i) an option to purchase 10,000 shares of Common Stock in February 1996 (the "Initial Options") following the consummation of the Company's initial public offering (the "Initial Public Offering") at an exercise price of $9.50 per share, the initial public offering price of the Common Stock; and (ii) on April 21st of each year, commencing April 21, 1996, an automatic grant of an option to purchase an additional 2,500 shares of Common Stock, provided such individual received Initial Options and is serving as a non-employee director at the close of business on April 21st of such year. The options have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a ten-year term. Initial Options became exercisable in their entirety from and after the date six months after the date of the grant. All other options granted under the Directors' Plan become fully exercisable from and after the first anniversary of the grant date. Each outstanding option is subject to acceleration in the event of a change of control of the Company (as defined in the Directors' Plan). The options may be exercised by payment in cash, check or shares of Common Stock.

VOTE REQUIRED

     The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, "broker non-votes" and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

     The following table summarizes all compensation earned by or paid to the Company's Chief Executive Officer, the Company's former Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                            -----------------------
                                                  ANNUAL COMPENSATION       RESTRICTED   SECURITIES
                                        FISCAL   ----------------------       STOCK      UNDERLYING    ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR     SALARY        BONUS         AWARDS      OPTIONS     COMPENSATION
--------------------------------------  ------   --------      --------     ----------   ----------   ------------
Ronald F. Borelli(1)..................   1996    $ 48,077(2)   $ 37,500         --         300,000     $       --
  Chairman of the Board, President and
  Chief Executive Officer
Alan F. Beane(3)......................   1996    $175,481      $     --         --              --     $   17,150(5)
  Former President and Chief             1995     250,000       387,000(4)      --              --      2,394,580(6)
  Executive Officer                      1994     249,855       259,996(4)      --              --         20,580(5)
George P. Dannecker...................   1996    $138,846      $ 28,423         --              --     $       --
  Vice President-Marketing and           1995     135,000        68,760         --              --             --
  Sales of Aavid Engineering             1994     120,106        78,000         --          73,252             --
D. Max Henderson(7)...................   1996    $253,004      $ 40,000         --              --     $       --
  President and Chief Operating          1995     197,116        75,000(8)      --         147,053             --
  Officer of Aavid Engineering
Bharatan R. Patel.....................   1996    $200,000      $142,922         --          70,000     $  943,006(9)
  President and Chief Executive          1995      66,667            --         --              --             --
  Officer of Fluent
John W. Mitchell......................   1996    $163,873      $ 30,000         --              --     $       --
  Vice President, General                1995       9,889            --         --          68,750             --
  Counsel and Secretary

---------------
(1) Effective October 15, 1996, Mr. Borelli, a director of the Company, succeeded Alan F. Beane as Aavid's President and Chief Executive Officer. See "-- Employment Agreements" for a discussion of Mr. Borelli's compensation. In 1995, the Company paid Mr. Borelli a fee of $100,000 as compensation for his efforts in coordinating and negotiating the Company's acquisition of Fluent.

(2) Represents a base salary of $250,000 on an annualized basis.

(3) Effective October 15, 1996, Alan F. Beane resigned as Aavid's President and Chief Executive Officer. Mr. Beane had served as the Company's President since December 1994 and as it Chief Executive Officer since December 1990.

(4) Represents bonus determined pursuant to a formula contained in Mr. Beane's employment agreement. See "-- Employment Agreements."

(5) Represents life insurance premiums paid by the Company on Mr. Beane's behalf.

(6) Includes a $2,374,000 buyout of a portion of the expected future payments required under Mr. Beane's employment agreement. This amount was paid in February 1996 out of the net proceeds of the Company's initial public offering. Also includes $20,580 of life insurance premiums paid by the Company on Mr. Beane's behalf. See "--Employment Agreements."

(7) Mr. Henderson ceased to be President and Chief Operating Officer of Aavid Engineering in April 1997. Mr. Henderson joined Aavid Engineering in March 1995.

(8) Represents required bonus pursuant to employment agreement. See "-- Employment Agreements."

(9) Represents a payment of $555,766 for income taxes due upon the exercise of Fluent options and a bonus of $387,240 under Fluent's previous bonus plan.

STOCK OPTIONS

     The following table sets forth certain information regarding individual options granted in fiscal 1996 to each of the Named Executive Officers pursuant to the Company's stock option plans. The options underlying each grant become exercisable in four equal installments commencing immediately and then on the next three successive anniversaries of the date of grant. In accordance with the rules of the Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option's term.

                          OPTION GRANTS IN FISCAL 1996

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                              PERCENTAGE OF                                STOCK PRICE
                                 SECURITIES   TOTAL OPTIONS    EXERCISE                 APPRECIATION FOR
                                 UNDERLYING     GRANTED TO     PRICE                     OPTION TERM(2)
                                  OPTIONS      EMPLOYEES IN     PER     EXPIRATION   -----------------------
             NAME                 GRANTED     FISCAL YEAR(1)   SHARE       DATE          5%          10%
-------------------------------  ----------   --------------   ------   ----------   ----------   ----------
Ronald F. Borelli..............     10,000(3)       --         $9.50        4/2/06   $   59,700   $  151,400
                                     2,500(3)       --         $9.875      4/21/06   $   15,538   $   39,338
                                   300,000(4)       55%        $9.50       9/12/06   $1,791,000   $4,542,000
Alan F. Beane..................         --          --           --             --           --           --
George P. Dannecker............         --          --           --             --           --           --
D. Max Henderson...............         --          --           --             --           --           --
Bharatan R. Patel..............     70,000(5)       13%        $9.50       9/12/06   $  417,900   $1,059,800
John W. Mitchell...............         --          --           --             --           --           --

---------------
(1) Based upon options to purchase 542,596 shares granted to all employees in 1996.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the Commission and do not represent the Company's estimate or projection of the future Common Stock prices. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. The 5% and 10% rates of appreciation over the 10 year option term of the $9.50 stock price on the date of grant would result in a stock price of $15.47 and $24.64, respectively. The 5% and 10% rates of appreciation over the 10 year option term of the $9.875 stock price on the date of grant would result in a stock price of $16.09 and $25.61, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

(3) Mr. Borelli, as a non-employee director of the Company at the time of the closing of the Company's Initial Public Offering, received, pursuant to the Directors' Plan, the Initial Options, which became fully exercisable on August 2, 1996. On April 21, 1996, Mr. Borelli received an option to purchase an additional 2,500 shares of Common Stock at an exercise price of $9.875 per share pursuant to the Directors' Plan. This option became fully exercisable on April 21, 1997. See "Proposal No. 1: Election of
    Directors -- Compensation of Directors."

(4) 37,500 of these options became exercisable on October 15, 1996, with the remainder becoming exercisable in equal quarterly installments over a period of two years as long as Mr. Borelli remains employed by the Company.

(5) 17,500 of these options became exercisable on September 12, 1996, with the remainder becoming exercisable in equal installments on each of the first three anniversaries of September 12, 1996.

     The following table sets forth information with respect to (i) stock options exercised in 1996 by the Named Executive Officers and (ii) unexercised stock options held by such individuals at December 31, 1996.

   AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND 1996 FISCAL YEAR-END OPTION
                                     VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING             VALUE OF UNEXERCISED
                                     SHARES                    UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                    ACQUIRED      VALUE        AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
              NAME                 ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------------------  -----------   --------   -------------------------   -------------------------
Ronald F. Borelli................    --           --               54,375/271,875            $   195,752/$339,140
Alan F. Beane....................    --           --            1,518,000/      0            $13,482,947/$      0
George P. Dannecker..............    --           --               73,252/      0            $   628,199/$      0
D. Max Henderson.................    --           --               73,528/ 73,526            $   389,531/$389,522
Bharatan R. Patel................    --           --               17,500/ 52,500            $    21,875/$ 65,625
John W. Mitchell.................    --           --               34,376/ 34,374            $    60,158/$ 60,155

---------------
(1) Calculated on the basis of $10.75 per share, the closing sale price of the Common Stock as reported on the Nasdaq National Market on December 31, 1996, minus the exercise price.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr. Borelli for an initial term of two years expiring on October 14, 1998 and with Mr. Mitchell for an initial term of three years expiring December 1, 1998. Aavid Engineering has entered into employment agreements with Mr. Henderson for an initial term of three years expiring on March 13, 1998 and with Mr. Dannecker for an initial term of two-and-a-half-years expiring on July 1, 1996, which agreements were automatically renewed through July 1, 1997, and Fluent and Fluent Europe Limited have entered into employment agreements with Messrs. Patel and Boysan, respectively, for initial terms of three years expiring on August 24, 1998. Each of the foregoing employment agreements (collectively, the "Employment Agreements") provides for automatic renewal for successive one year terms (two years in the case of Messrs. Patel and Boysan) unless either party gives written notice to the other to the contrary at least 90 days prior to its expiration; however, each of Messrs. Borelli, Mitchell, Henderson, Dannecker, Patel and Boysan are entitled to terminate his employment at any time by giving 90 days' notice to the Company. The Employment Agreements require each employee to devote his full business time and best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company. The Employment Agreements currently provide for the payment of a base salary to Messrs. Borelli, Henderson, Patel, Mitchell, Dannecker and Boysan equal to $250,000, $250,000, $200,000, $165,000, $135,000 and L88,000, respectively, subject to increase at the discretion of the board of directors of their respective employers. Each Employment Agreement provides that the employee will continue to receive his base salary, bonuses, benefits and other compensation for a specified period in the event their respective employers terminate their employment other than for "cause" or under certain other circumstances. In addition, in the event there is a material change to the makeup of the Board of Directors, without Mr. Borelli's consent, as a result of a merger, acquisition or financing, and either Mr. Borelli is terminated as a result of such change or he elects to voluntarily terminate his employment as a result of such material change, then he will be entitled to continue to receive his base salary for the longer of 12 months or the end of the term of his Employment Agreement. As consideration for Mr. Borelli becoming Chairman, President and Chief Executive Officer, in October 1996 the Company granted Mr. Borelli options to purchase an aggregate of 300,000 shares of Common Stock at an exercise price of $9.50 per share. 37,500 of these options became exercisable upon grant, with the remainder becoming exercisable in equal quarterly installments over a period of two years as long as Mr. Borelli remains employed by the Company.

     Each of Messrs. Borelli, Henderson, Dannecker, Mitchell and Patel is entitled to annual bonuses based on the Company's performance. Mr. Borelli is entitled to an annual bonus of up to $150,000 based upon achievement of the Company's Plan EVA (as defined below) in each fiscal year. Mr. Dannecker is entitled to receive an annual bonus ranging from $5,600 to $56,000, based on Aavid Engineering's actual performance measured against budgeted performance. Mr. Mitchell is entitled to receive an annual bonus of up to $60,000 based on his management of the Company's legal expenses. Mr. Patel is entitled to annual bonuses, commencing with the year ended December 31, 1996, based on Fluent's revenue and EBIT (defined below) growth, which is payable in cash, and Fluent's EVA (defined below), which is payable in shares of Common Stock. The Common Stock will be subject to vesting, based upon continued employment. The Employment Agreements (other than those of Messrs. Borelli, Henderson, Patel and Boysan) provide that if the bonus payments would cause a payment default under the terms of the Company's agreement with LaSalle Business Credit, Inc., the payment will be deferred until such time as the payments would not cause a default. Such deferred payments would accrue interest at the rate of 10.25% per annum. The Company may renegotiate its obligation to make the payments under those employment agreements in connection with certain public offering or acquisition transactions involving the Company.

     "EBITDA" means consolidated net income before taxes, interest expense, taxes, depreciation and amortization and certain other expenses. "EBIT" means consolidated net income before taxes and interest expense. "EVA", which means economic value added, is after-tax operating profit less the total annual cost of capital. "Plan EBITDA" and "Plan EVA" mean the EBITDA and EVA goals, respectively, as determined in the good faith judgment of the Board of Directors, that the Company is budgeted to attain in the fiscal year.

     The Employment Agreements contain non-competition covenants, waivable by the Company, which survive the termination of each employee's employment with the Company until two years from the date the employee's employment terminates (the "Non-Competition Period"). In addition to other compensation payable to each of Messrs. Borelli, Henderson, Dannecker, Mitchell, Patel and Boysan under their agreements, during the Non-Competition Period the Company is required to pay each employee one-half ($100,000 in the case of Mr. Henderson and 75% of base salary in the case of Messrs. Patel and Boysan) of his highest prior base salary per annum.

     Mr. Beane's Employment Agreement originally provides for the payment of an annual bonus during the five year period ended December 31, 1998, regardless of whether Mr. Beane is then employed by the Company, equal to 8% of the Company's EBITDA in excess of $5.0 million for the applicable year. In September 1995, Mr. Beane's employment agreement was amended to provide for (i) the payment of annual bonuses in 1996, 1997 and 1998 in an amount equal to 8% of the Company's EBIT in excess of $10.75 million for 1996, $12.75 million for 1997 and $14.44 million for 1998 (which amounts will be adjusted for any future acquisitions) and (ii) the payment to Mr. Beane of $2,374,000, representing the present value of the portion of the expected future bonus payments required under the employment agreement. Mr. Beane received a bonus of $246,000 in 1995, representing 8% of 1995 EBITDA in excess of $5.0 million. In December 1995, the Company paid Mr. Beane $250,000 as an advance against Mr. Beane's 1995 bonus. All amounts (other than the $2.4 million payment referred to above) required to be paid under Mr. Beane's employment agreement in any year in excess of $750,000 shall be deferred until the first year in which such payments can be made without exceeding such $750,000 annual limit. Mr. Beane was paid the $2,374,000 in February 1996 from the proceeds of the Company's initial public offering. Mr. Beane's employment agreement with the Company expired in October 1996.

     Mr. Henderson's Employment Agreement provides for the payment of a bonus of up to $100,000 based on (i) bonuses under any key management incentive plan, and
(ii) incentive bonuses based on Aavid Engineering's achievement of Plan EBITDA and Plan EVA, each as determined by reference to Aavid Engineering's consolidated financial statements. Mr. Henderson was entitled to an incentive bonus if Aavid Engineering exceeded the Plan EBITDA or Plan EVA. For 1995 only, Mr. Henderson was entitled to a minimum bonus of $75,000, regardless of whether Aavid Engineering exceeded Plan EBITDA and Plan EVA.

     Mr. Beane resigned as President and Chief Executive Officer of the Company in October 1996 and Mr. Henderson's employment as President and Chief Operating Officer of Aavid Engineering terminated in April 1997. During the Non-Competition Period, Messrs. Henderson and Beane are subject to certain non-competition covenants contained in their respective employment agreements with the Company. Notwithstanding the foregoing non-competition covenants, Mr. Beane's agreement provided him generally with the right to pursue certain permitted scientific research patent inventions and business ventures with MII. The Company has no rights to any intellectual property resulting from such permitted activities not otherwise provided for under the MII Agreement. Mr. Beane is currently serving as Chairman of the Board of MII.

     In addition, the Company entered into an employment agreement with Mr. Steadman for an initial term expiring on December 31, 1997. The agreement provided that Mr. Steadman would be employed on a part time basis as Chairman of the Company's Board of Directors. Under the agreement, Mr. Steadman was required to commit no less than 52 days per year of dedicated, and if required on-site, time to the Company. The agreement provided Mr. Steadman with a salary of $100,000 per year in lieu of other fees paid to directors for services to the Company. In addition, Mr. Steadman was granted, effective March 13, 1995, an option to acquire 28,655 shares of Common Stock at an exercise price of $2.20 per share (the "March Option") and, effective December 1, 1995, an option to purchase 14,327 shares of Common Stock at an exercise price of $9.00 per share (the "December Option"). As of April 15, 1997, 21,491 shares of Common Stock subject to the March Option had vested and the remaining 7,164 shares will vest on March 13, 1998. As of April 15, 1997, 7,163 shares of Common Stock subject to the December Option had vested and the remaining 3,582 shares vested on April 15, 1997. On October 14, 1996, Mr. Steadman resigned as the Company's Chairman of the Board, although he remains a director. Effective October 15, 1996, Mr. Steadman's employment agreement was amended and pursuant to the terms thereof, Mr. Steadman was paid his salary only through April 15, 1997.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee is currently comprised of three directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. Our specific duties entail reviewing overall policy with respect to compensation matters, including such matters as compensation plans for employees and employment agreements and compensation for executive officers.

COMPENSATION PHILOSOPHY

     The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a large number of years. The Committee believes that low executive turnover has been instrumental to the Company's success, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

     The compensation program reflects the following principles:

     - Compensation should encourage increased stockholder value.

     - Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

     - Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

     The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

     The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

INCENTIVES

     Incentives consist of cash awards and stock options. Most of the Company's executive officers are entitled to bonuses, established in their employment agreements, based on the Company's performance. In 1996, bonuses were paid to each of Messrs. Borelli, Henderson, Patel and Mitchell pursuant to their employment agreements. Stock options are granted from time to time to reward key employees' contributions to the Company's performance.

     The Compensation Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from increases in the Company's stock price. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Compensation Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.

     In furtherance of its overall compensation philosophy, the Company has adopted the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, all full-time employees of the Company and its subsidiaries are entitled to purchase shares of the Common Stock through payroll deductions, lump sum cash payments, or both, as determined by the Board of Directors, or any committee of the board to whom it delegates its authority. 250,000 shares are reserved for purchase under the Purchase Plan. Under the Purchase Plan, the Company will grant rights to purchase shares of Common Stock to eligible employees pursuant to one or more offerings (each, an "Offering") on a date or series of dates designated by the Board of Directors (the "Offering Date"). The rights granted on any Offering Date are exercisable upon the expiration of a period whose length shall be determined by the Board of Directors, but which may not exceed 27 months. The price per share with respect to each grant of rights under the Purchase Plan is the lesser of: (i) 85% of the fair market value of a share of Common Stock on the Offering Date on which such right was granted, or
(ii) 85% of the fair market value of a share of Common Stock on the date such right is exercised. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

CHIEF EXECUTIVE OFFICER 1996 COMPENSATION

     Ronald F. Borelli, who has served as the Company's President and Chief Executive Officer since October 15, 1996, received $48,077 in salary (representing a base salary of $250,000 on an annualized basis) for the Company's last fiscal year. In 1997, Mr. Borelli also received a cash bonus of $37,500, for services rendered in 1996 pursuant to the terms of his employment agreement with the Company. Mr. Borelli's base salary and bonus were established in connection with his employment as the Company's Chairman of the Board, President and Chief Executive Officer in October 1996. Mr. Borelli also was granted in 1996 options to purchase 300,000 shares of Common Stock at an exercise price of $9.50, the fair market value on the date of grant, in accordance with the terms of his employment agreement. See "-- Employment Agreements."

     Alan F. Beane, the Company's President and Chief Executive Officer from January 1, 1996 through October 14, 1996, received $175,481 in salary (representing a base salary of $250,000 on an annualized basis) for the Company's last fiscal year. This salary was established pursuant to his employment agreement entered into in October 1993. See "-- Employment Agreements."

TAX EFFECTS

     Changes made in 1993 to the Code impose certain limitations on the deductibility of executive compensation paid by public companies. In general, under the limitations, the Company will not be able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not relevant here). Non-deductibility would result in an additional tax cost to the Company. It is possible that at least some of the cash and equity-based compensation paid or payable to the Company's executive officers will not qualify for the "performance-based compensation" exclusion under the deduction limitation provisions of the Code. Nevertheless, the Compensation Committee anticipates that in making compensation decisions it will give consideration to the net cost to the Company (including, for this purpose, the potential limitation on deductibility of executive compensation).

CONCLUSION

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Compensation Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 1996 adequately reflect the Company's compensation goals and policies.

                                          COMPENSATION COMMITTEE

                                          David R.A. Steadman
                                          Edward F. Glassmeyer
                                          Douglas L. Newhouse

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors established the Compensation Committee in November 1993. Each of Messrs. Steadman, Glassmeyer and Newhouse served as members of the Compensation Committee during fiscal 1996.

     See "Certain Relationships and Related Transactions" for a description of the principal terms of the Company's management agreement with Sterling.

     See "-- Employment Agreements" for a description of the employment agreement between the Company and Mr. Steadman.

COMPARATIVE PERFORMANCE OF THE COMPANY

     The Stock Price Performance Graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                      'AAVID THERMAL
        Measurement Period             TECHNOLOGIES,     THE NASDAQ STOCK
      (Fiscal Year Covered)                INC.'           MARKET INDEX      PEER GROUP INDEX
1/30/96                                  100.00              100.00              100.00
3/29/96                                   88.31              103.98              109.86
6/28/96                                   75.32              111.68              109.33
9/30/96                                   85.71              114.76              115.75
12/31/96                                 111.69              120.16              122.06

     The above Graph compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing: (i) the sum of (a) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (b) the difference between the Company's share price at the end of the period and January 30, 1996, the date the Company's Common Stock commenced trading on The Nasdaq National Market; by (ii) the share price at January 30, 1996) with the cumulative total return of The Nasdaq Stock Market Index and the cumulative total return of the Company's peer group (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market Index and the Company's peer group on January 30, 1996, and reinvestment of all dividends). During 1996, the Company paid no dividends. The companies included in the Company's peer group are: Alpha Technologies Group Inc., AMP Inc., Autodesk Inc., Cadence Design Systems Inc., Computervision Corp., Cooper and Chyan Technology Inc., Jabil Circuit Inc., Kent Electronics Corp., Molex Inc., Parametric Technology Corp., Sigma Circuits Inc., Solectron Corp., Synopsys Inc., and Vishay Intertechnology Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Aavid Acquisition

     Pursuant to a stockholders' agreement, dated as of October 14, 1993 (the "Stockholders' Agreement"), certain securityholders of the Company were granted the right to designate seven members of the Company's Board of Directors, as follows: (i) Mr. Beane had the right to designate two directors, one of whom was to be Mr. Beane and one of whom was to be unaffiliated with Mr. Beane (subject to reduction under certain circumstances); (ii) Oak Investment Partners V, Limited Partnership ("Oak V") had the right to designate two directors, one of whom was to be unaffiliated with Oak V; and (iii) Sterling had the right to designate three directors. Messrs. Beane and Steadman were Mr. Beane's designees; Messrs. Glassmeyer and Borelli were Oak V's designees; and Messrs. Selden, Macey and Newhouse were Sterling's designees. The

Stockholders' Agreement also required the Company to give Arnhold and S. Bleichroeder, Inc., the investment advisor to two principal stockholders of the Company, notice of all board meetings and permit one of its officers to attend such meetings as an observer. In addition, the Stockholders' Agreement provided certain of the Company's securityholders with "tag-along" rights and rights of first refusal with respect to certain proposed transfers of the Company's securities. The Stockholders' Agreement terminated upon the closing of the Initial Public Offering.

     In October 1993, the Company entered into a management agreement with Sterling pursuant to which Sterling agreed to provide financial and management consulting services to the Company for a fee of $200,000 per annum, plus 2% of the Company's EBITDA in excess of $7,000,000 (the "Sterling EBITDA Fee"), plus reimbursement of direct out-of-pocket costs and expenses. In September 1995, the Company and Sterling amended the management agreement to eliminate the Sterling EBITDA Fee effective January 1, 1996. In consideration of elimination of the Sterling EBITDA Fee, the Company agreed to pay Sterling $275,000, which amount was paid in February 1996 from the net proceeds of the Initial Public Offering, and to increase the management fee to $250,000 per annum for the period commencing January 1, 1996. Pursuant to the management agreement, the management fee is not paid on a current basis, but will accrue, during any period when the Company is in default of the payment of principal or interest under its term loan and revolving credit facility. Pursuant to the management agreement, Sterling assists the Company's management in, among other things, developing and implementing corporate strategy, including acquisition and divestiture strategies, budgeting future corporate investment and debt and equity offerings. The management agreement terminates on the later of: (i) December 31, 2000; (ii) the date no officer or employee of Sterling is a member of the Board of Directors of the Company; or (iii) Oak V, Oak V Affiliates Fund, Limited Partnership and the directors and officers of Sterling beneficially own in the aggregate less than 15% of the Company's Common Stock, although Sterling can terminate the agreement at any time upon 30 days' notice. In the event of a change in control of the Company in which no Sterling director remains a director of the Company, the present value of the management fee for the remaining term of the agreement (using a discount rate of 9%) will become immediately due and payable. Messrs. Macey, Newhouse and Selden are officers, directors and the sole stockholders of Sterling and directors of the Company. Messrs. Macey, Newhouse and Selden do not receive cash compensation other than the management fee for serving as directors of the Company. See "-- Compensation of Directors."

     In October 1993, the Company entered into an agreement with MII pursuant to which MII, Mr. Alan Beane and Mr. Glenn Beane, Alan Beane's brother, granted to the Company exclusive worldwide rights and licenses under certain patents and technology owned by them to develop, make, have made, use and sell certain products used to attach certain heat dissipation products ("Clamp Products") and heat sinks manufactured by a vacuum die cast process ("Heat Sink Products"). Under the agreement, the Company is required to pay MII an annual royalty for the Clamp Products sold by the Company equal to the greater of: (i) $0.05 per Clamp Product; or (ii) 15% of the net selling price for such Clamp Products, with a minimum royalty of $40,000 per annum. In addition, under the agreement the Company must pay MII an annual royalty for the Heat Sink Products sold by the Company equal to the greater of (i) 10% of the net selling price; and (ii) 25% of the net selling price minus servicing cost. During the term of the agreement, the Company is required to reimburse MII for its direct costs incurred in sourcing and testing clamps required and requested by the Company. The agreement provides that prior to October 14, 2003, MII, Alan Beane and Glenn Beane may not directly or indirectly, in any capacity whatsoever: (i) sell any heat dissipation product of the type produced by the Company (other than products whose principal purpose is not heat dissipation and products for one specified customer); (ii) license, sell, transfer, provide or make available to any business which is competitive with the Company any products, technology or other intellectual property which may be useful in the manufacture or sale of the Company's heat dissipation products, except that MII is permitted to sell raw materials to entities which are not direct competitors of the Company; or
(iii) provide any kind of services to any business which is competitive with the Company with respect to its heat dissipation products. In addition, the Company may not, prior to October 14, 2003, in any capacity whatsoever, engage in the manufacture, distribution, sale or licensing of particle level heterogeneous materials and other materials created from powders and particles, except adhesives and compliant interface materials, or pursuant to a license from MII. The Company must give MII primary consideration as a supplier of such materials created from powders and particles if MII can supply such materials on terms which are competitive with those otherwise available in the market. The agreement grants the Company a right of first refusal in the event of a transfer of MII's interest in the technology covered by the agreement. In addition, the agreement provides that MII may not, and may not permit Glenn Beane or any affiliate to, transfer all or any part of its interest in the patents or technology covering the Clamp Products or Heat Sink Products, unless, prior to the transfer, the transferee has executed an agreement acknowledging that it takes such interest subject to the provisions of the agreement between MII and Aavid. The agreement terminates upon the last to expire of the licensed patents covering the Clamp Products and the Heat Sink Products, although the Company may terminate the agreement at any time effective immediately upon written notice to MII. In 1996, royalty payments and expense reimbursement by the Company to MII totalled $14,000 and there were no sales of MII products and development services to the Company. Mr. Alan Beane is the chairman and an owner of 41.5% of MII.

     Under the terms of Mr. Beane's former employment agreement with the Company, Mr. Beane was permitted to pursue scientific research, patent inventions and business ventures with MII so long as such activities did not interfere with Mr. Beane's obligations to Aavid. The Company has no rights to any intellectual property resulting from such permitted activities. The relationship of MII to the Company is regulated by the terms of an agreement between MII, its principals and Aavid, which prohibits MII from competing with the Company in the markets for heat sinks and other products whose principal purpose is to dissipate heat from electronic devices. MII is pursuing the development of certain products and advanced materials which, if successfully developed, would have application to the Company's business. However, MII is not obligated to license such technology to Aavid, and there can be no assurance that Aavid will benefit from the relationship with MII or will be able to license any intellectual property from MII, if desirable, on acceptable terms or at all. There can be no assurance that a conflict of interest will not develop between Aavid and MII.

  Indebtedness of Management

     In connection with the acquisition of Fluent in 1995, the Company loaned Mr. Patel $113,505. The loan is secured by a lien on 9,048 shares of Common Stock held by Mr. Patel, bears interest at the applicable federal rate (currently 6.9% per annum), and matures on August 24, 1997.

              PROPOSAL NO. 2: AMENDMENT TO 1994 STOCK OPTION PLAN

     On April 10, 1997, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1994 Stock Option Plan (the "1994 Option Plan") which would increase the aggregate number of shares of Common Stock which may be issued thereunder from 794,326 to 900,000 shares, all of which would be available for the grant of either "incentive stock options," as defined in Section 422 of the Code, or options which do not qualify as incentive stock options (non-qualified stock options). The primary features of the 1994 Option Plan are summarized below. The full text of the 1994 Option Plan and the proposed amendment thereto is set forth in Appendix A to this Proxy Statement and the following discussion is qualified in its entirety by reference thereto.

     The Company adopted the 1994 Option Plan to secure for the Company and its stockholders the benefits arising from capital stock ownership by officers, employees, consultants and advisors of the Company who are expected to contribute significantly to the Company's future growth and success. The 1994 Option Plan provides for the issuance of incentive stock options to employees of the Company and non-qualified stock options to employees, officers, consultants and advisors of the Company. The Board of Directors believes that approval of the amendment to the 1994 Option Plan will serve the best interests of the Company and its stockholders by permitting the Company to continue to utilize stock options as a means to attract and retain key employees and consultants who are in a position to contribute materially to the successful conduct of the Company's business and affairs and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company and its subsidiaries. In addition, the availability of shares for grant under the 1994 Option Plan is important in that it provides the Company an alternative or additional means of compensating key employees and consultants, thereby providing such individuals with an equity participation in the Company. As of April 10, 1997, there were 242,073 shares available for future grants under the 1994 Option Plan. All employees are eligible to participate in the 1994 Option Plan and as of April 10, 1997, approximately 200 employees were participating in the 1994 Option Plan.

     The 1994 Option Plan is administered by the Stock Plans Committee of the Board of Directors (the "Committee"), which has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options; however, the maximum option grant which may be made to an executive officer of the Company in any calendar year cannot exceed 50,000 shares. Each option is evidenced by an executed option agreement in a form approved by the Committee. No options granted under the 1994 Option Plan are transferable by the optionee other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

     Under the 1994 Option Plan, the Committee will determine the purchase price per share of Common Stock deliverable upon the exercise of an option, provided that the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock as of the close of business on the business day immediately preceding the date of the grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). Each option and all rights thereunder expire on the date established by the Committee at the time of the grant, provided that the term of an incentive stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options. The 1994 Option Plan provides for the immediate exercisability of all options upon a change in control of the Company (as defined in the 1994 Option Plan). Upon exercise of any option granted under the 1994 Option Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

     The Board of Directors has retained the right to amend or terminate the 1994 Option Plan as it deems advisable. However, no amendment shall be made to the 1994 Option Plan without submitting such amendments to the Company's stockholders for approval if so required under Section 422 of the Code or Rule 16b-3 under the Exchange Act. In addition, no amendments to, or termination of, the 1994 Option Plan can impair the rights of any individual pursuant to options previously granted to such individual without that individual's consent. The 1994 Option Plan shall terminate in 2004. Any option outstanding under the 1994 Option Plan at the time of the 1994 Option Plan's termination shall remain outstanding until the option expires by its terms.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the salient Federal income tax consequences associated with options granted under the 1994 Option Plan.

     An optionee will not realize taxable income upon the grant of an option. In general, the holder of a non-qualified stock option will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction. (If a non-qualified stock option is exercised within six months after the date of grant and if the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise).

     The holder of an incentive stock option does not realize taxable income upon exercise of the option, although the option spread is an item of tax preference income potentially subject to the alternative minimum tax. If the stock acquired upon exercise of the incentive stock option is sold or otherwise disposed of within two years from the incentive stock option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

     In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an incentive stock option and if the requisite incentive stock option holding periods are not satisfied (see the preceding paragraph), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of incentive stock option-acquired shares. If the option being exercised is a non-qualified stock option, the optionee will realize ordinary income equal to the amount by which the fair market value of the Common Stock received exceeds the exercise price (as if the exercise price were paid in cash).

     Changes made to the Code in 1993 impose certain limitations on the deductibility of executive compensation paid by public companies. For a description of these limitations, see "Compensation Committee Report to Stockholders -- Tax Effects." It is contemplated that the individual grant limitations on options which may be made to any employee in any calendar year under the 1994 Option Plan will enable options granted under such plan to qualify for the "performance-based compensation" exclusion under the new deduction limitation provisions. Nevertheless, although the net cost to the Company in making all compensation decisions are considered (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award under the 1994 Option Plan would qualify for the deduction limitation exclusion.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker "non-votes" with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy, at the Annual Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 -- AMENDMENT TO 1994 STOCK OPTION PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     On August 29, 1996, the Board of Directors of the Company, at the recommendation of the Company's Audit Committee, voted to replace Coopers & Lybrand L.L.P. with Arthur Andersen LLP as the Company's independent public accountants, effective August 29, 1996.

     Prior to their engagement, no events or consultations occurred with Arthur Andersen LLP which would require disclosure of the information specified in Item 304(a)(2) of Regulation S-K of the Securities Act.

     During the Company's prior two most recent fiscal years, and in the subsequent interim period through August 29, 1996, there were no disagreements between Coopers & Lybrand L.L.P. and the Company regarding any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make reference to the subject matter of the disagreement in their report.

     None of the reports of Coopers & Lybrand L.L.P. on the Company's financial statements for the previous two fiscal years or in the subsequent interim period through August 29, 1996, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during such periods, no reportable events occurred with Coopers & Lybrand L.L.P. which would require disclosure of such events pursuant to Item 304(a)(1)(v) of Regulation S-K of the Securities Act.

     Representatives of Arthur Andersen LLP, independent accountants of the Company, are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the stockholders which they deem appropriate.

                           1998 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1998 proxy statement, they must be received by the Company at its principal executive offices, One Eagle Square, Concord, New Hampshire 03301 (Attn: General Counsel), prior to January 12, 1998. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company's proxy statement for the 1998 Annual Meeting of Stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          John W. Mitchell
                                          Secretary
Dated: May 12, 1997

     THE COMPANY SHALL PROVIDE, WITHOUT CHARGE, TO ANY STOCKHOLDER, UPON THE WRITTEN REQUEST THEREFOR, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996. ANY SUCH REQUEST SHALL BE DIRECTED TO AAVID THERMAL TECHNOLOGIES, INC., ATTENTION: JOHN W. MITCHELL, ESQ., SECRETARY, AT THE FOLLOWING ADDRESS: ONE EAGLE SQUARE, CONCORD, NEW HAMPSHIRE 03301.

                                                                      APPENDIX A

     Below is the text of the Company's 1994 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1994 Stock Option Plan is set forth in bold print and the language to be deleted is set forth in brackets.

                        AAVID THERMAL TECHNOLOGIES, INC.
                             1994 STOCK OPTION PLAN

     1 PURPOSE OF THE PLAN. The purpose of this plan (the "Plan") is to secure for Aavid Thermal Technologies, Inc. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers, consultants and advisors of the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan that make express reference to Section 422 of the Code shall apply only to incentive stock options (as defined in the Plan).

     2  TYPES OF OPTIONS AND ADMINISTRATION OF THE PLAN.

          2.1 Types of Options. Options granted pursuant to the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options"), or non-statutory stock options that are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

          2.2  Administration of the Plan.

             2.2.1 To the fullest extent permitted by applicable laws, rules or regulations, the Plan shall be administered by the Stock Plans Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which committee shall consist of at least two directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") as such term is interpreted from time to time.

             2.2.2 Prior to the first registration of a sale of the Company's Common Stock $0.01 par value per share ("Common Stock") under the Securities Act of 1933, the Committee may in its sole discretion grant options hereunder to purchase shares of the Company's Series A Convertible Preferred Stock ("Series A Stock").

             2.2.3 Simultaneously with and after the first registration of a sale of the Company's Common Stock under the Securities Act of 1933, the Committee may in its sole discretion grant options hereunder to purchase shares of Common Stock.

             2.2.4 The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to implement the Plan and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

             2.2.5 The Committee may select one of its members as its chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if there is no

        Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

             2.2.6 Applicability of Rule 16b-3. Those provisions of the Plan that make express reference to Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3"), or that are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     3 ELIGIBILITY. Options may be granted to persons who are, at the time of grant, employees, officers, consultants or advisors of the Company; provided, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine. Subject to adjustment as provided in Section 17, below, the maximum number of shares of Series A and Common Stock with respect to which options may be granted during the ten-year term of the Plan to any one employee under the Plan shall not exceed one-half of the number of shares of such stock originally authorized for issuance hereunder (subject to adjustments as provided in Section 17, below). For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration, and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a canceled option shall be deemed to constitute the grant of a new additional option separate from the option that is repriced or canceled.

     4 STOCK SUBJECT TO PLAN. Subject to adjustment as provided in Section 17, below --

          4.1 the aggregate maximum number of shares of [Series A Stock (based on the number of shares of common stock issuable upon conversion of Series A Stock) and] Common Stock that may be issued and sold under the Plan is [794,326] 900,000 shares [(after giving effect to the 5.5-for-1 stock split of the Common Stock approved by the Board of Directors on November 7, 1995 (the "Stock Split")); and]

          [4.2 the maximum number of shares of Series A Stock that may be issued and sold under the Plan is 90,361 (convertible into a maximum of 496,986 shares of Common Stock after giving effect to the Stock Split); provided, however, that following a Qualifying Public Offering (as such term is defined in the Corporation's Certificate of Incorporation), any option to purchase shares of Series A Stock shall automatically become an option to purchase that number of shares of Common Stock as is equal to the product determined by multiplying the number of shares of Series A Stock issuable upon exercise of the option by the number of shares of Common Stock issuable upon conversion of a share of Series A Stock.]

        [4.3]

          4.2 If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the un-purchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided that in no event shall such shares be made available for issuance to a Reporting person or pursuant to the exercise of an Incentive Stock Option.

     5 FORM OF OPTION AGREEMENTS. As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board. Such option agreements need not be the same for all option recipients.

     6  PURCHASE PRICE.

          6.1 General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Committee provided, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the

     Committee at the time of grant, or less than 110% of such fair market value in the case of options described in Section 12.2, below. Fair market value shall be determined as of the close of business on the business day immediately preceding the grant date of an option.

          6.2 Payment of Purchase Price. Options granted under the Plan may provide for the payment of the purchase price by delivery of cash or a check to the order of the Company in an amount equal to such purchase price or, to the extent provided in the applicable option agreement, (a) by delivery to the Company of shares of stock of the Company already owned by the optionee having a fair market value equal to the exercise price of the shares of stock being purchased, or (b) by any other means (including, but without limitation thereto, by delivery of a promissory note of the optionee payable on such terms as the Committee may direct) that the Committee determines are consistent with the purpose of the Plan and with applicable laws, rules and regulations (including, but without limitation thereto, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Committee.

     7  FAIR MARKET VALUE.

          7.1 If the Common Stock is publicly traded at the time an option is granted under the Plan, "fair market value" on a given date shall mean --

             7.1.1 the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange;

             7.1.2 the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market or SmallCap Market, if the Common Stock is then traded in one of such markets; or

             7.1.3 the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

          7.2 The "fair market value" of the Series A Stock and, if the Common Stock is not publicly traded at the time an option is granted under the Plan, the Common Stock, shall be deemed to be the fair value of such stock subject to the option as determined by the Committee after taking into consideration all factors that it deems appropriate, including, but without limitation thereto, recent sale and offer prices of such stock in private transactions negotiated at arm's length.

     8 OPTION PERIOD. Each option and all rights thereunder shall expire on the date established by the Committee at the time of grant, except that in the case of an Incentive Stock Option, the expiration date shall not be later than ten years after the date on which the option is granted, and all options shall be subject to earlier termination as provided in the Plan.

     9 EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period or periods as shall be determined by the Committee at the time of grant, subject, however, to the provisions of the Plan.

     10  TRANSFERABILITY OF OPTIONS.

          10.1 No options shall be assignable or transferable by the person to whom it was granted, either voluntarily or by operation of law, except by such person's will or by the laws of descent and distribution, and during the life of the optionee, an option shall be exercisable only by the optionee; except that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

          10.2 With respect to option exercises by Reporting Persons (as defined in Section 2.2.6, above), if and to the extent that Rule 16b-3(a)(2) is amended so as to permit transfers of options to members of an optionee's family or to trusts established for the benefit of such family members, Incentive Stock Options and Non-Statutory Options may be transferable to the extent and on the terms provided by

     Rule 16b-3(a)(2), as so amended; provided that a transfer of an Incentive Stock Option pursuant to this provision will only be permissible if and to the extent that Section 422 of the Code is amended to provide that such transfer will not cause such Incentive Stock Option to be treated as a non-statutory stock option which does not meet the requirements of Section 422 of the Code.

     11 EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. Except as provided in Section 12.4, below, with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Committee shall determine the period of time during which an optionee may exercise an option following (a) the termination of the optionee's employment or other relationship with the Company or (b) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

     12 INCENTIVE STOCK OPTIONS. Options granted under the Plan that are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          12.1 Express Designation. Each Incentive Stock Option granted under the Plan shall, at the time of grant, be specifically designated as such and in the option agreement covering such option.

          12.2 Ten Percent Stockholders. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

             12.2.1 the purchase price per share of any stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of such stock at the time of grant; and

             12.2.2 such Incentive Stock Option shall expire not later than five years after the date on which the option was granted.

          12.3 Dollar Limitations. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other option plans of the Company) that are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

          12.4 Termination of Employment. No Incentive Stock Option may be exercised as such unless at the time of exercise, the optionee has been continuously employed by the Company since the date of grant, except that --

             12.4.1 An Incentive Stock Option may be exercised within such period and to such extent as may be specified in the applicable option agreement or in any applicable employment agreement, provided, that if such exercise is subsequent to the period of three months after such cessation of employment, it shall be treated as the exercise of a Non-Statutory Option under the Plan.

             12.4.2 If the optionee dies while in the employ of the Company, or within three months after he or she ceases to be an employee, the Incentive Stock Option may be exercised to the extent that the option was exercisable at the date of death by the person to whom it is transferred by will or by the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement).

             12.4.3 If the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised to the extent that the option was exercisable at the date of cessation of employment within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

             12.4.4 A leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed 90 days or, if longer, does not exceed any period during which such optionee's right to re-employment is guaranteed by statute.

             12.4.5 An Incentive Stock Option shall not be affected by any change of employment within or among the Company and any parent or subsidiary corporation, so long as the optionee continues to be an employee of either the Company or such parent or subsidiary corporation.

             12.4.6 For all purposes of the Plan and any option granted hereunder, employment shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

     13 ADDITIONAL OPTION PROVISIONS, ACCELERATION AND EXTENSION. The Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, and after the grant date may take other actions with respect to options granted under the Plan.

     Such provisions and actions may include, but shall not be limited to the following:

          13.1 restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, provided that such additional provisions or actions shall not be inconsistent with any other express term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; and

          13.2 to accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised and to extend the period during which all, or any particular, option or options granted under the Plan may be exercised.

     14  CHANGE IN CONTROL.

          14.1 Acceleration of Options. Anything in any option agreement to the contrary notwithstanding, each outstanding option granted under the Plan shall become immediately exercisable in full in the event a Change in Control of the Company occurs.

          14.2 Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if --

             14.2.1  there shall be consummated --

                14.2.1.1 any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or

                14.2.1.2 any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or

             14.2.2 the stockholders of the Company shall approve a plan or proposal for liquidation or dissolution of the Company, or

             14.2.3 any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the

        Exchange Act) of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or

             14.2.4 during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     15  SECURITIES LAWS.

          15.1 Assurances etc. The Company may require any optionee as a condition of exercising his or her option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary, appropriate or advisable in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its securities.

          15.2 Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of stock thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

     16 RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     17  ADJUSTMENT PROVISIONS FOR RECAPITALIZATION AND RELATED TRANSACTIONS.

          17.1 General. If through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction,
     (a) any outstanding shares of stock of the Company covered by an option are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (b) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of stock or other securities covered by an option, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (c) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 17 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

          17.2 Committee Authority to Make Adjustments. Any adjustments under this Section 17 will be made by the Committee whose determinations as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

     18  MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION ETC.

          18.1 General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of stock of the Company are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding options, subject, however, to the provisions of Section 14, above (relating to a Change in Control), which in the event of a conflict, shall take precedence:

             18.1.1 provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code;

             18.1.2 upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice;

             18.1.3 in the event of a merger under the terms of which holders of the stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (a) the Merger Price times the number of shares of stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and

             18.1.4 provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

          18.2 Substitute Options. The Committee may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Committee may direct that substitute options be granted on such terms and conditions as it considers appropriate in the circumstances.

     19 NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or in any option shall (a) confer upon any optionee any right with respect to the continuation of his or her employment by the Company, (b) interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee, or (c) restrict the right of an optionee to resign his or her employment.

     20 OTHER EMPLOYEE BENEFITS. The amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such employee are determined, including, but without limitation thereto, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as to benefit plans that by their terms include such amounts as compensation and except as otherwise specifically determined by the Committee.

     21  TERMINATION AND AMENDMENT OF THE PLAN AND OPTION AGREEMENTS.

          21.1 The Board may at any time terminate the Plan and may from time to time modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or in order to satisfy the requirements of Rule 16b-3, the Board may not effect such modification or amendment without such approval.

          21.2 The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted. With the consent of the optionee, the Committee may amend any outstanding option agreement in a manner not inconsistent with the Plan.

          21.3 The Board shall have the right to amend or modify (a) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under
     Section 422 of the Code and (b) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualifications of the Plan under Rule 16b-3.

     22  WITHHOLDING.

          22.1 The Company shall have the right to deduct from payments of any kind otherwise due to an optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part,
     (a) by causing the Company to withhold shares of stock otherwise issuable pursuant to the exercise of an option, or (b) by delivering to the Company shares of stock of the Company already owned by the optionee. The shares so delivered or withheld shall have fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined in the manner provided in
     Section 7, above, as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this
     Section 22.1 may only satisfy his or her withholding obligation with shares of stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

          22.2 Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

     23 CANCELLATION AND GRANT OF OPTIONS ETC. The Committee shall have the authority to effect at any time and from time to time, with the consent of the affected optionees (a) the cancellation of any or all of their outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares and having an option exercise price per share, which may be lower or higher than the exercise price per share of the canceled options, or (b) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share that is higher or lower than the then current exercise price per share of such outstanding options.

     24  EFFECTIVE DATE AND DURATION OF THE PLAN.

          24.1 The Plan shall become effective upon its adoption by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter.

          24.2 Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board; amendments requiring stockholder approval (as provided in Section 21, above) shall become effective upon their adoption by the Board, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

          24.3 Unless sooner terminated as provided in the Plan, the Plan shall terminate at the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. Options outstanding on such date shall, nevertheless, continue in full force and effect in accordance with the provisions of the instruments evidencing such options.

     25 PROVISION FOR FOREIGN PARTICIPANTS. The Committee may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other manners.

                                                                      APPENDIX B

                        AAVID THERMAL TECHNOLOGIES, INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        The undersigned hereby appoints Ronald F. Borelli, David R.A. Steadman and John W. Mitchell, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Aavid Thermal Technologies, Inc. (the "Company") to be held at the offices of Arthur Andersen LLP, 225 Franklin Street, Boston, Massachusetts 02110 at 10:00 A.M. on Friday, June 20, 1997, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOLLOWING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

         The undersigned hereby acknowledges receipt of the Company's Notice of Annual Meeting and Proxy Statement, each dated May 12, 1997, and the Company's Annual Report for the fiscal year ended December 31, 1996, each of which has been enclosed herewith.

               (To be Completed, Signed and Dated on Reverse Side)

                                                                     SEE REVERSE
                                                                         SIDE

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                                                  WITHHOLD AUTHORITY                 FOR ALL NOMINEES LISTED BELOW
                                                  TO VOTE FOR ALL NOMINEES LISTED    (EXCEPT AS MARKED TO THE
                                                  BELOW                              CONTRARY BELOW)

1.  Election
    of                                                      / /                           / /
    Directors

Nominees:      Alan F. Beane                      Edward F. Glassmeyer                 Bharatan R. Patel
               Ronald F. Borelli                  M. William Macey, Jr.                William L. Selden
               Charles A. Dickinson               Douglas L. Newhouse                  David R. A. Steadman

INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
               WRITE THAT NOMINEE'S NAME ON THE LINE SET FORTH BELOW.

_______________________________________________________
                                             FOR            AGAINST      ABSTAIN

2.  Proposal to approve an amendment to
    the Company's 1994 Stock Option Plan
    (the "1994 Plan") to increase the        / /             / /           / /
    number of shares of the Company's
    common stock for which options may
    be granted under the 1994 Plan as
    described more fully in the Proxy
    Statement accompanying this Proxy.

3.  In their discretion, such other
    business as may properly come before
    the Annual Meeting and any and all
    adjournments thereof.

The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

NOTE: Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.

SIGNATURE________________  SIGNATURE (if held jointly)_______________  TITLE (if applicable)__________  DATE__________


                                       B-2